Exhibit 10.26.1

May 17, 2021

To: Dr. Jennifer Holmgren

Dear Jennifer,

The Compensation Committee have approved of the following pay adjustment for you, which is effective immediately.

1.Increase in annual base pay from $425,000.00 to $525,000.00
2.Increase in annual bonus target from 50% to 80%

Congratulations and thanks for being such an important part of our journey.

Sincerely,

Freya

cc: personnel file